Exhibit 19.1

I.
PURPOSE

Sutro Biopharma, Inc. (collectively with its subsidiaries, the “Company”) is committed to promoting high standards of honest and ethical business conduct and compliance with laws, rules and regulations. As part of this commitment, the Company has adopted this Insider Trading Policy (as adopted and amended from time to time by the Board, this “Policy”) governing the purchase, sale and other dispositions of the Company’s securities by the individuals and entities covered by this policy to promote compliance with insider trading laws, rules and regulations, as well as applicable stock exchange listing standards. Under this Policy, every employee, contractor and consultant and member of the Board is prohibited from trading in Company securities while in possession of material nonpublic information (defined in Appendix A) about the Company, and is prohibited from giving material nonpublic information about the Company or others to anyone who might trade on the basis of that information.

You should also read the FAQs about this Policy in Appendix A to this Policy. The FAQs are part of this Policy and the rules articulated in the FAQs must be followed as well.

Neither the Company nor the Compliance Officer (as defined below) is liable for any act made under this Policy. Neither the Company nor the Compliance Officer is responsible for any failure to approve a trade or for imposing any Blackout Period (as defined below).

II.
DEFINITIONS

“10b5-1 Plan” means a written plan for selling or purchasing a predetermined number of shares of the Company that is entered into while a Covered Person is not in possession of material nonpublic information (MNPI) as contemplated in Rule 10b5-1.

“Blackout Period” means any trading blackout period specifically designated by the Compliance Officer. It may apply to particular individuals or groups of persons (including all Covered Persons), and last for such time as the Compliance Officer determines. No Covered Person may trade in Company securities during any such applicable Blackout Periods.

“Board” means the Company’s Board of Directors.

“Compliance Officer” means the Company’s General Counsel; provided that, in the event that the General Counsel is unavailable, the Company’s Chief Financial Officer or Chief Executive Officer will be authorized to serve as the Compliance Officer in the interim or to designate another person as the Compliance Officer.

“Covered Persons” refers to (a) all employees, contractors, consultants, advisors, and Board members of the Company, (b) the members of such persons’ immediate families (as defined below) residing with such persons, any other person in such persons’ households, any other family members whose transactions in Company securities are directed by such persons or subject to such persons’ influence or control and (c) venture capital funds and other entities (such as partnerships, trusts private equity, and corporations) that are affiliated or associated with such persons. An affiliate is someone who directly or indirectly controls or is controlled by, or is under common control with such person. An associate of a Covered Person is (x) a corporation or organization

Exhibit 19.1

(other than the Company or a majority-owned subsidiary of the Company) of which such person is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities or (y) any trust in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

The term “immediate families” includes, but is not limited to, a Covered Person’s spouse, parents, children and siblings (whether biological, by marriage or adopted), or mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law or anyone residing in such Covered Person’s home. Any question regarding whether a relationship qualifies as “immediate family” should be addressed to the Compliance Officer.

“Pre-clearance Persons” means persons, other than Section 16 Insiders, who have been designated by the Company as having regular access to material nonpublic information about the Company in the normal course of their duties. Special provisions of this Policy, such as pre-approval of any trades, apply to Pre-clearance Persons. The Pre-clearance Persons are listed on Appendix B to this Policy. The Compliance Officer may update and amend this list from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 16 Insiders” means the Company’s officers (as defined in Rule 16a-1(f) of the Exchange Act) and directors, including the Company’s principal accounting officer (if separate from the Company’s principal financial officer). Special provisions of this Policy, such as pre-approval of any trades, and special SEC reporting requirements, apply to Section 16 Insiders.

“Securities Act” means the Securities Act of 1933, as amended.

III.
SCOPE

This Policy covers all Covered Persons. All employees, contractors, consultants, advisors, and Board members of the Company are responsible for ensuring compliance with this Policy by members of their immediate families and other persons sharing their households, and by entities with which they are affiliated or associated.

This Policy applies to all transactions in Company securities, including shares of Company common stock, restricted stock units and options to purchase common stock, however acquired, and any other type of securities that the Company may issue, such as preferred stock, convertible notes, warrants or other derivative securities. Additionally, the Company will not transact in Company securities unless in compliance with U.S. securities laws.

The Company may impose sanctions for violation of this Policy and may issue stop-transfer orders to the Company’s transfer agent to implement this Policy. Sanctions for individuals may include any disciplinary action, including termination of employment with the Company, where applicable. Directors, Section 16 Insiders and/or Pre-clearance Persons may be required to certify

Exhibit 19.1

compliance with this Policy on an annual basis. Notifications and approvals required under this Policy may be provided by email.

IV.
STATEMENT OF COMPANY POLICY

Prohibited Activities

•
No Section 16 Insider, and no Pre-clearance Person, may trade in Company securities unless the trade has been approved in advance by the Compliance Officer in accordance with this Policy.
•
No Covered Person may trade in Company securities while possessing material nonpublic information about the Company. It does not matter if the personal decision to trade was made before coming into possession of material nonpublic information; once a Covered Person comes into possession of the material nonpublic information, such Covered Person cannot trade (other than pursuant to a 10b5-1 Plan permitted under this Policy).
•
No Covered Person may trade in, or make a gift or other transfer without consideration of, Company securities during any Blackout Period designated by the Compliance Officer.
•
No Covered Person may disclose material nonpublic information about the Company to any outside person, unless required to do so as part of that Covered Person’s regular duties for the Company or authorized by the Compliance Officer.
•
No Covered Person may give trading advice of any kind about the Company to anyone while possessing material nonpublic information about the Company, except that Covered Persons should advise others not to trade if doing so might violate this Policy or the law. The Company strongly discourages Covered Persons from giving trading advice concerning the Company to third parties even when the Covered Persons do not possess material nonpublic information about the Company.
•
No Covered Person may engage in transactions involving options or other derivative securities on Company securities, such as puts and calls, whether on an exchange or in any other market; provided however that a Covered Person may exercise compensatory equity awards issued by the Company as described in the FAQs, but may not sell the underlying securities.
•
No Covered Person may engage in hedging or monetization transactions involving Company securities, such as zero-cost collars and forward sale contracts, or contribute Company securities to exchange funds that could be interpreted as having the effect of hedging in Company securities.
•
No Covered Person may engage in short sales of Company securities, including short sales “against the box.”
•
No Covered Person may use or pledge Company securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by the Compliance Officer.

Exhibit 19.1

•
No Covered Person may engage in any of the above activities for securities he or she owns in any other company if he or she has material nonpublic information about that company obtained in the course of his or her service to the Company.

Section 16 Insiders and Pre-clearance Persons Require Prior Approval of Trades

The Section 16 Insiders and Pre-clearance Persons (as listed on Appendix B to this Policy), prior to trading the Company’s securities other than pursuant to a 10b5-1 Plan, must obtain prior approval of all trades in Company securities from the Compliance Officer by: (a) providing written notification of the amount and nature of the proposed trade, (b) certifying no earlier than two business days prior to the proposed trade that they have no material nonpublic information and, to their knowledge, will have no material nonpublic information as of the proposed trade date, and (c) receiving email confirmation from the Compliance Officer approving the trade, which approval can be granted or denied at the Compliance Officer’s discretion. Section 16 Insiders and Pre-clearance Persons may satisfy (a) and (b) by emailing the required information and certification to the Compliance Officer and must notify the Compliance Officer promptly via email of any changes to the certification in (b) prior to the proposed trade date. In addition, Section 16 Insiders must obtain approval by the Compliance Officer prior to any gifts or other transfers of Company securities.

We recommend Section 16 Insiders trade in the Company’s securities pursuant to a 10b5-1 Plan entered into in accordance with this policy.

Blackout Periods

•
No Trading During Blackout Periods. The Compliance Officer may designate special trading Blackout Periods that apply to particular individuals or groups of persons (including all Covered Persons), for such time, and with respect to such persons, as the Compliance Officer determines in the Compliance Officer’s discretion. No Covered Person subject to such Blackout Periods may trade in Company securities during any such applicable Blackout Periods. No Covered Person who learns of such a Blackout Period may disclose to any other person that a Blackout Period has been designated or that one was previously in place. The fact of the Blackout Period is confidential and cannot be disclosed internally or externally. The failure of the Compliance Officer to subject a person to a Blackout Period does not relieve that person of the obligation not to trade while in possession of material nonpublic information.

Permitted Trades Under 10b5-1 Plans

Sales, purchases and other transfers of Company securities otherwise prohibited by this Policy may be permitted by a Covered Person if they are effected pursuant to a 10b5-1 Plan that meets the following requirements:

•
the 10b5-1 Plan complies with the requirements of Rule 10b5-1 under the Exchange Act;
•
the 10b5-1 Plan is not entered into during any Blackout Period;

Exhibit 19.1

•
the Compliance Officer has approved the 10b5-1 Plan and the first trade under the 10b5-1 Plan occurs 30 days after entry into the 10b5-1 Plan;
•
the person establishing the 10b5-1 Plan has certified to the Compliance Officer in writing (which may be by email), no earlier than two business days prior to the date that the 10b5-1 Plan is formally established (and shall not have withdrawn such certification prior to such adoption), as of such date and as of the adoption date of the 10b5-1 Plan, that (i) such person is not, and, to such person’s knowledge will not be, in possession of material nonpublic information concerning the Company, (ii) all such trades to be made pursuant to the 10b5-1 Plan will be in accordance with applicable SEC rules, (iii) such person is adopting the 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Exchange Act and Rule 10b-5 of the Exchange Act, and (iv) such person will act in good faith with respect to the 10b5-1 Plan throughout its duration. This certification may be made in an email to the Compliance Officer. The person establishing the 10b5-1 Plan must notify the Compliance Officer promptly via email and withdraw the certification if any changes of circumstances prior to the adoption date of the 10b5-1 Plan have or will render such certification to be inaccurate as of that time.
•
The first trade under the 10b5-1 Plan does not occur (i) for a Section 16 Insider: until the later of (A) ninety (90) days after adoption of the 10b5-1 Plan and (B) two (2) business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the 10b5-1 Plan was adopted that discloses the Company’s financial results (but not to exceed 120 days following the adoption of the 10b5-1 Plan); and (ii) for persons other than Section 16 Insiders: thirty (30) days after the adoption of the 10b5-1 Plan, in each case, following the Compliance Officer’s approval of the 10b5-1 Plan. These waiting periods are collectively referred to as the “Cooling-Off Period.”
•
The 10b5-1 Plan is not a single-trade 10b5-1 Plan adopted during the 12-month period immediately following the person’s adoption of another single-trade 10b5-1 Plan, subject to the exceptions noted in Rule 10b5-1, which are provided in Appendix C.
•
A person may have no more than one 10b5-1 Plan adopted at any point in time (i.e., multiple concurrent or overlapping plans are prohibited), subject to the exceptions noted in Rule 10b5-1, which are provided to in Appendix C. One of these exceptions is for plans authorizing certain “sell-to-cover” transactions.

Approval of a 10b5-1 Plan by the Compliance Officer and/or an acknowledgement of a 10b5-1 Plan by the Company shall not be considered a determination by the Company or the Compliance Officer that the 10b5-1 Plan satisfies the requirements of Rule 10b5-1.

Once a person has an approved 10b5-1 Plan in place, such person will need approval from the Compliance Officer to make certain changes to it. Modifying or changing the amount, price, or timing of the purchase or sale of the Company’s securities underlying the 10b5-1 Plan (or a modification or change to a written formula or algorithm, or computer program that affects the amount, price, or timing of the purchase or sale of such securities) (any such modification or change, a “Plan Modification”) will be deemed to be the same as terminating such person’s

Exhibit 19.1

existing 10b5-1 Plan and entering into a new 10b5-1 Plan. As a result, the approval process for a Plan Modification is the same as the approval process for initially adopting a 10b5-1 Plan, including being subject to a new Cooling-Off Period. Making multiple Plan Modifications is discouraged by the Company, as that may give the appearance that a person is trading on material nonpublic information under the guise of that plan. Plan Modifications can not be made during any Blackout Period and only when a person not in possession of material nonpublic information. For other modifications to a 10b5-1 Plan, a person must notify the Compliance Officer of such modification in writing at least two business days prior to the modification and such modification must be approved by the Compliance Officer.

Once a 10b5-1 Plan is approved and in place, a person will need approval from the Compliance Officer to terminate it.

Unless otherwise approved by the Compliance Officer, all 10b5-1 Plans must be implemented through a broker approved by the Compliance Officer.

Priority of Statutory or Regulatory Trading Restrictions

The trading prohibitions and restrictions of this Policy are also subject to prohibitions or restrictions prescribed by contract or by federal and state securities laws and regulations (e.g., contractual restrictions on the resale of securities, short-swing trading by Section 16 Insiders or compliance with Rule 144 under the Securities Act). Any Covered Person who is uncertain whether other prohibitions or restrictions apply should ask the Compliance Officer.

Exceptions to Prohibited Activities

The trading restrictions of this Policy do not apply to the following:

•
401(k) Plan. Investing 401(k) plan contributions in a company stock fund in accordance with the terms of our 401(k) plan. However, any changes in your investment election regarding the Company’s securities are subject to trading restrictions under this Policy.

•
ESPP. Purchasing the Company’s stock through periodic, automatic payroll contributions, or making election changes, under the Company’s Employee Stock Purchase Plan, if established. However, any sales of stock acquired under the ESPP are subject to trading restrictions under this Policy.

•
Options. Exercising stock options granted under the Company’s equity incentive plans for cash or by delivering to the Company previously owned Company stock or through a net exercise of a stock option that is permitted by the Company’s equity incentive plans and that does not involve a sale of shares in the open market. Payment of taxes in connection with exercising stock options granted under our equity incentive plans pursuant to net withholding arrangements approved by the Company for the payment of taxes upon the exercise of stock options and that does not involve a sale of shares in the open market. However, the sale of any shares issued on the exercise of Company-granted

Exhibit 19.1

stock options, as well as any cashless exercise of Company-granted stock options in which stock is sold on the open market to pay the exercise price or taxes (i.e., “same-day sales”) are subject to trading restrictions under this Policy.

•
RSUs. The settlement of RSUs pursuant to a net settlement or a “sale to cover” for non-discretionary, automatic tax withholdings initiated and approved by the Company for the payment of taxes upon the vesting of RSUs.

V.
REPORTING VIOLATIONS; INQUIRIES

The Compliance Officer (or the Compliance Officer designee(s)) will review, and either approve or prohibit, any proposed trades in Company securities by Section 16 Insiders and Pre-clearance Persons. The Compliance Officer will administer and interpret this Policy, and enforce compliance as needed. The Compliance Officer may consult with the Company’s outside legal counsel as needed. The Compliance Officer may designate one or more individuals who may perform the Compliance Officer’s duties in the event that the Compliance Officer is unable or unavailable to perform such duties.

Any Covered Person who violates this Policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other Covered Person, must report the violation immediately to the Compliance Officer.

Please direct all inquiries about this Policy to the Compliance Officer.

VI.
POLICY HISTORY

The effective date of this Policy is February 23, 2023. The amendments to this Policy would not apply to any existing 10b5-1 Plan that was entered into prior to February 27, 2023, except to the extent that a Plan Modification is made to such plan after February 27, 2023.

VII.
ADDITIONAL INFORMATION

Not applicable to this policy.

Exhibit 19.1

APPENDIX A

Frequently Asked Questions

What is “material nonpublic information?”

Information is “material” if it would be expected to affect the investment or voting decisions of a reasonable investor, or if the disclosure of the information would be expected to alter significantly the total mix of the information in the marketplace about the Company. In simple terms, material information is any type of information that could reasonably be expected to affect the market price of Company securities. Both positive and negative information may be material.

The following types of information about the Company (among others) would often be considered material:

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status of the Company’s progress toward achieving significant developmental milestones;
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results of preclinical studies and clinical trials, including interim data;
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communications and filings with regulatory authorities regarding the Company’s product candidates;
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entry into a new strategic relationship or partnership, and termination of existing strategic relationships or partnerships;
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financial performance, especially quarterly and year-end revenues and earnings, and significant changes in financial performance or liquidity;
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financial and operational forecasts, including projections of future expenses, cash burn or other earnings guidance;
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significant cybersecurity incidents or data breaches;
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product and market strategies and shifts;
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potential tender offers, joint ventures, mergers, acquisitions or material sales of Company assets or subsidiaries or other strategic transactions;
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significant developments regarding vendors, suppliers or partners;
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public or private securities or debt offerings and stock splits;
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significant changes in senior management or the Board;
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significant developments in the Company’s business operations;
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initiation or resolution of significant litigation or regulatory proceedings;

Exhibit 19.1

•
potential defaults under the Company’s credit agreements; and
•
potential restatements of the Company’s financial statements, changes in the Company’s auditor or notification that the Company may no longer rely on an auditor’s report.

The SEC has stated there is no fixed quantitative threshold amount for determining materiality, and that even very small quantitative changes can be qualitatively material if they would result in a movement in the price of the Company’s securities.

Information is “nonpublic” if it has not been widely disseminated to the public (e.g. through major newswire services, national news services, Forms 8-K and other filings with the SEC, webcasts or financial news services). For the purposes of this Policy, information will be considered public (i.e. no longer “nonpublic”) only after the open of trading on the second full trading day following the Company’s widespread public release of the information.

Covered Persons who are unsure whether the information that they possess is material or nonpublic are encouraged to consult the Compliance Officer for guidance.

What are the penalties for failing to comply with the Policy?

The consequences of prohibited insider trading or tipping can be severe. People who violate insider trading or tipping laws may be required to disgorge profits made or losses avoided by trading, pay the loss suffered by the persons who purchased securities from or sold securities to the insider tipper, pay civil penalties of up to three times the profit made or loss avoided, pay a criminal penalty of up to $5 million and serve a prison term of up to 20 years. The Company and/or the supervisors of the person violating the rules may also be required to pay major civil or criminal penalties and could under certain circumstances be subject to private lawsuits by contemporaneous traders for damages suffered as a result of illegal insider trading or tipping by persons under the Company’s control.

Violation of this Policy, or federal or state securities laws governing insider trading, may subject the violator to disciplinary action by the Company up to and including termination of employment for cause (in the case of an employee or further service in the case of a contractor) or removal (in the case of a Board member). A violation of this Policy is not necessarily the same as a violation of law. In fact, for the reasons indicated above, this Policy is intended to be broader than the law. The Company reserves the right to determine, in its own discretion and on the basis of the information available to it, whether this Policy has been violated. The Company may determine that specific conduct violates this Policy, whether or not the conduct also violates the law. It is not necessary for the Company to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action.

Are these FAQs part of the Insider Trading Policy?

Yes, these FAQs are part of the Policy, and you must comply with their provisions.

Exhibit 19.1

How does the Policy apply to trades under the Company’s Equity Award Plans and Employee Stock Purchase Plan?

The trading prohibitions and restrictions of this Policy do not apply to:

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the exercise of a stock option with cash that is not accompanied by a sale; or
•
the settlement of a restricted stock unit pursuant to a net settlement for non-discretionary, automatic tax withholdings initiated and approved by the Company for the payment of taxes upon the vesting of such restricted stock units.

The trading prohibitions and restrictions of this Policy do apply to:

•
the use of outstanding Company securities to serve as all or a portion of the exercise price of any stock option; and
•
the use of outstanding Company securities to perform a cashless exercise of an option, which is accomplished by a broker-assisted sale of a portion of the shares issued upon exercise of an option.

Sales of Company securities acquired under such plans are subject to this Policy.

The trading prohibitions and restrictions set forth in this Policy also do not apply to periodic wage withholding contributions by the Company or employees to the Company’s 2018 Employee Stock Purchase Plan or any successor employee stock purchase plan that are used to purchase Company securities pursuant to the employees’ advance instructions. Any sale of securities acquired under such plan is subject to the prohibitions and restrictions of this Policy. Covered Persons may make changes in elections under the ESPP during a Blackout Period.

Can I still exercise a stock option during a Blackout Period if I am not going to sell any shares?

Yes. For clarity, the exercise of a vested stock option which is not accompanied by a sale is not considered a “trade” under this Policy.

How does the Policy apply to tax withholding arrangements?

The trading prohibitions and restrictions of this Policy do apply to any elective tax withholding right made (i.e. pursuant to which an election has been made in advance, outside of a Blackout Period, to have the Company withhold shares subject to such awards to satisfy tax withholding requirements), as well as to any sales of Company common stock, including as part of a broker-assisted cashless exercise of an option, or any other market sale (e.g., a “sell to cover” sale) for the purpose of generating the cash needed to pay the exercise price of an option or satisfy tax withholding requirements. The trading prohibitions and restrictions of this Policy do not apply to any automatic tax withholding (i.e., pursuant to which the withholding method has been determined in advance of the tax withholding event).

Exhibit 19.1

What are the procedures for obtaining approval of a proposed trade in compliance with the Policy?

No Section 16 Insider or Pre-clearance Person may trade in Company securities until the following steps are completed:

•
The person trading has notified the Compliance Officer in writing (which may be by email) of the amount and nature of the proposed trade and that (i) such person is not in possession of material nonpublic information concerning the Company, and to such person’s knowledge, such person will have no material nonpublic information as of the proposed trade date; (ii) the proposed trade does not violate the trading restrictions of Section 16 of the Exchange Act, Rule 144 of the Securities Act (if applicable) or any other securities laws. The form of email that should be sent to the Compliance Officer, David Pauling @dpauling@sutrobio.com and can be found on the Company’s t-drive, under Company Information. To initiate this process please email The Compliance Officer and obtain approval for the trade in writing (which may be by email). The Compliance Officer is not obligated to approve any trades requested by any person.
•
The Compliance Officer has approved the trade in writing (which may be by email). The Compliance Officer is not obligated to approve any trades requested by any person.

Which of my family members are covered by this Policy?

Family members of a Covered Person that are subject to this Policy include the members of such Covered Person’s immediate family residing with such Covered Person, any other person in such Covered Person’s household and any other family members whose transactions in Company securities are directed by such Covered Person or subject to such Covered Person’s influence or control.

Is a gift of Company stock covered by the Policy?

Yes. A Covered Person may not make a gift, charitable contribution or other transfer without consideration, of Company securities during a period when that Covered Person is not permitted to trade. In addition, Section 16 Insiders must notify the Compliance Officer of any such gifts or transfers.

Is a distribution of Company stock to the limited partners of a partnership covered by the Policy?

Yes. An entity over which a Covered Person has or shares voting or investment control may not distribute Company securities to its limited partners, general partners or stockholders during a period when the Covered Person is not permitted to trade, unless the limited partners, general partners or stockholders of that entity have agreed in writing to hold the securities until the next time such Covered Person can trade under this Policy.

Exhibit 19.1

Is a purchase of Company stock considered a “trade” under the Policy? Or only sales of Company stock?

Both purchases and sales of Company stock are considered “trades” under the Policy.

Are transactions in derivative securities covered by the Policy?

Yes. No Covered Person may acquire, sell, trade or participate in any interest or position relating to the future price of Company securities, such as a put option, a call option, or a short sale (including a short sale “against the box,” as further described below).

What is a short sale, and what is a short sale “against the box?”

A short sale is a sale of securities that you do not own (i.e., borrowed securities). A short sale “against the box” is a sale of securities you own, but with delayed delivery.

Are standing and limit orders covered by the Policy?

Unless part of a 10b5-1 Plan, standing or limit orders should be used only for a very brief period of time, if at all. A standing order placed with a broker to sell or purchase Company stock at a specified minimum or maximum price leaves you with no control over the timing of the transaction. The limit order could be executed by the broker when you are aware of material nonpublic information, which would result in unlawful insider trading. Irrespective, for Section 16 Insiders and Pre-clearance Persons, they cannot extend beyond the pre-clearance period approved by the Compliance Officer.

Can I hold Company securities in a margin account?

No. Securities held in a margin account or pledged as collateral for a loan may be sold without your consent, either by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan. Because a margin or foreclosure sale may occur at a time when you are aware of material nonpublic information or otherwise are not permitted to trade in Company securities, you are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Under what circumstances can I pledge Company securities as collateral for a loan?

An exception to the prohibition on using Company securities as collateral for a loan (not including margin debt) may be granted by the Compliance Officer where you have clearly demonstrated the financial capacity to repay the loan without resort to the pledged securities. If you wish to pledge Company securities as collateral for a loan, you must submit a request for approval to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

Exhibit 19.1

I have a hardship or other urgent need to sell Company shares, or exercise a stock option so I can sell some Company shares. Is that okay?

No. It does not matter that there may exist a justifiable reason for a purchase or sale apart from the nonpublic information; if a Covered Person has material nonpublic information, the prohibition still applies.

I know that disclosures of material nonpublic information are prohibited under the Policy; is it okay if I monitor or participate in a chat room?

No. A Covered Person may not participate, in any manner other than passive observation, in any investment or stock-related Internet “chat” rooms, blogs, social media sites, message boards or other similar online forums relating to the Company without the prior approval of the Compliance Officer and in compliance with the Company’s Corporate Communications and Social Media Policies and any other applicable policy.

What are the procedures for trading under a 10b5-1 Plan?

Any person seeking to trade under a 10b5-1 Plan must put in place such a plan that complies with the requirements of Rule 10b5-1. The establishment and implementation of any 10b5-1 Plan will be the sole responsibility of the person seeking to establish such a plan. Compliance Officer approval of a 10b5-1 Plan will not be considered a determination by the Company or the Compliance Officer that the 10b5-1 Plan satisfies the requirements of Rule 10b5-1. The Company reserves the right to prevent any transactions in Company securities, even those pursuant to a 10b5-1 Plan, in the sole discretion of the Compliance Officer.

No trades will be treated as having been made pursuant to a 10b5-1 Plan under this Policy unless it complies with all requirements set forth in Section IV Statement of Company Policy—Permitted Trades under 10b5-1 Plans, above.

What are my obligations once I am no longer providing services to the Company?

If you are aware of material nonpublic information when your employment or service relationship terminates, you may not trade in Company securities until that information has become public or is no longer material.

How does the Policy apply to trades by the Compliance Officer?

The Compliance Officer may not trade in Company securities unless the trade has been approved by the Company’s Chief Executive Officer in accordance with this Policy.

What additional duties does the Compliance Officer have?

In addition to the duties of the Compliance Officer specified in the Policy, the Compliance Officer or its designee, will:

•
Respond to inquiries relating to this Policy and its procedures.

Exhibit 19.1

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Designate and announce special trading Blackout Periods during which Covered Persons may not trade in Company securities.
•
Revise this Policy as necessary to reflect changes in federal or state laws and regulations, subject to approval by the Board or a duly authorized committee thereof.
•
Maintain (with the assistance of his or her designees) as Company records, originals or copies of all documents required by the provisions of this Policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading, including without limitation Forms 3, 4, 5 and 144 and Schedules 13D and 13G.

Exhibit 19.1

APPENDIX B

Section 16 Insiders

ROLE / FUNCTION
Chief Executive Officer
Chief Financial Officer
Chief Technical Operations Officer
Chief Scientific Officer
Chief Medical Officer
Chief Business Development Officer
Chief People & Communications Officer
President & Chief Operating Officer
All Members of the Board of Directors

Pre-clearance Persons

ROLE / FUNCTION
General Counsel
All Senior Vice Presidents, Vice Presidents, and Executive Directors
Senior Strategic Advisor
Science Advisory Board Member
All Investor Relations and Commercial Employees, Contractors and Consultants
All Clinical Sciences Employees, Contractors, and Consultants
All Accounting & Finance Employees, Contractors and Consultants
All Legal Employees, Contractors and Consultants
All Business Development Employees, Contractors and Consultants
All Alliance Management / Global Program Management Employees, Contractors and Consultants
All Information Technology Employees, Contractors and Consultants
All Executive Assistant(s) / Assistant (s) to Senior Management Team

Exhibit 19.1

APPENDIX C

Exceptions to the Multiple, Overlapping 10b5-1 Plan Restriction

Such exceptions are:

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An eligible “sell-to-cover” 10b5-1 Plan where such plan authorizes an agent to sell only such securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory award, such as restricted stock or stock appreciation rights, and the Insider does not otherwise exercise control over the timing of such sales. For the avoidance of doubt, this exception does not extend to sales incident to the exercise of option awards.
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A series of separate contracts with different broker-dealers or other agents acting on behalf of the person (other than the Company) to execute trades thereunder may be treated as a single 10b5-1 Plan, provided that the individual constituent contracts with each broker-dealer or other agent, when taken together as a whole, meet all of the applicable conditions of and remain collectively subject to the provisions of Rule 10b5-1, including that a modification of any individual contract acts as modification of the whole 10b5-1 Plan, as defined in Rule 10b5-1(c)(1)(iv). The substitution of a broker-dealer or other agent acting on behalf of the person (other than the Company) for another broker-dealer that is executing trades pursuant to a 10b5-1 Plan shall not be a “Plan Modification” as long as the purchase or sales instructions applicable to the substitute and substituted broker are identical with respect to the prices of securities to be purchased or sold, dates of the purchases or sales to be executed, and amount of securities to be purchased or sold.
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One later-commencing 10b5-1 Plan for purchases or sales of any securities of the Company on the open market under which trading is not authorized to begin until after all trades under the earlier-commencing 10b5-1 Plan are completed or expired without execution. However, the first trade under such later-commencing 10b5-1 Plan must be scheduled after the “Effective Cooling-Off Period,” or the Cooling-Off Period that would be applicable to the later-commencing 10b5-1 Plan if the date of adoption of the later-commencing 10b5-1 Plan were deemed to be the date of termination of the earlier-commencing 10b5-1 Plan.

Exceptions to the Single-Trade 10b5-1 Plan Restriction

There is an exception for eligible “sell-to-cover” 10b5-1 Plans where the plan authorizes an agent to sell only such securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory award, such as restricted stock or stock appreciation rights, and the Insider does not otherwise exercise control over the timing of such sales.